UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
Form 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2008
Waste Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25955 (Commission File Number)	01-0780204 (IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.
     Waste Services, Inc. issued a press release on July 22, 2008, announcing our results of operations for the quarter ended June 30, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
     Effective July 22, 2008, the Board of Directors of Waste Services, Inc. increased the number of directors to ten and appointed Michael H. DeGroote a director for a term expiring in 2009. He has not been named to any board committees. Mr. DeGroote is the President of Westbury International, a full-service real estate development company. He is the son of Michael G. DeGroote and the brother of Gary W. DeGroote, a director of the Company. Collectively, the DeGroote family owns approximately 28.5 percent of the Company’s outstanding shares.
     Michael H. DeGroote is also a director of CBIZ, Inc. and serves on the Board of Governors of McMaster University in Hamilton, Ontario.
Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)          Exhibits.
     99.1     July 22, 2008 Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel Date: July 22, 2008